Exhibit 99.1

Century Therapeutics Reports First Quarter 2025 Financial Results and Provides Business Update

·	Patient dosing initiated in Phase 1 CALiPSO-1 trial evaluating CNTY-101 in autoimmune disease; expanding to additional U.S. and European sites following CTA authorizations in Germany, France, and Italy

·	CNTY-308 expected to enter IND-enabling studies in mid-2025 to support anticipated clinical trials in B-cell-mediated autoimmune diseases and malignancies

·	Presentations at ASGCT 28th Annual Meeting highlight preclinical pipeline anchored by advanced iPSC-derived ’tunable’ CD4+/CD8+ ab T cells and Allo-Evasion™ 5.0 technology

PHILADELPHIA, May 15, 2025 -- Century Therapeutics, Inc. (‘Century’, NASDAQ: IPSC), an innovative biotechnology company developing induced pluripotent stem cell (iPSC)-derived cell therapies in autoimmune disease and cancer, today reported financial results and business highlights for the first quarter ended March 31, 2025.

“We have made important progress focusing on pipeline programs with transformational potential in high-value commercial markets. In a recently held company webinar and at ASGCT, we showcased developmental progress with our preclinical pipeline, iPSC platform, and manufacturing capabilities, highlighting the potential for a pathway to developing iPSC-derived cell therapies at antibody-like scale. We are on track to initiate IND-enabling studies for our lead preclinical program, CNTY-308, in mid-2025,” said Brent Pfeiffenberger, Pharm.D., Chief Executive Officer of Century Therapeutics. “For our clinical-stage pipeline, patient dosing is now underway in the U.S. for the CALiPSO-1 trial and, with expansion into Europe, we remain on track to deliver clinical data for CNTY-101 by the end of 2025. We look forward to building on this momentum and pursuing a disciplined approach across our pipeline to bring investigational cell therapies closer to patients and generate value for all our stakeholders.”

First Quarter 2025 and Recent Highlights

CNTY-101 in Autoimmune Disease

·	Patient dosing underway in CALiPSO-1 trial in the U.S.: In March 2025, the first patient was dosed in the Phase 1 CALiPSO-1 trial which is currently evaluating CNTY-101 as a potential treatment for patients with B-cell-mediated autoimmune diseases.

·	Focus on CALiPSO-1 clinical trial expansion and patient recruitment: Five clinical trial sites in the U.S. are active with additional U.S. clinical trial sites expected to open in 2025. Site activation activities are underway in select European countries, with enrollment at these sites expected to initiate in the second half of 2025. The company’s Clinical Trial Application (CTA) has been authorized in Germany, France, and Italy, providing important external validation of Century’s approach to clinical studies with allogeneic iPSC-derived therapies.

·	CARAMEL IIT CTA authorized and study on track to commence in mid-2025: The CARAMEL investigator-initiated trial (IIT), a Phase 1/2 trial of CNTY-101 in patients with B-cell-mediated autoimmune diseases led by Professors Georg Schett and Andreas Mackensen and sponsored by the Friedrich-Alexander University Erlangen-Nürnberg, is expected to commence in mid-2025. The CTA has been authorized in Germany

·	Clinical data by end of 2025: The company remains on track to report clinical data for CNTY-101 by the end of 2025.

CNTY-308 and Other Preclinical Programs

·	ASGCT presentations highlighting preclinical pipeline: At the ongoing American Society of Gene and Cell Therapy (ASGCT) 28th Annual Meeting, the company is presenting data on the company’s emerging preclinical cell therapy pipeline for autoimmune diseases and cancer. The data from the poster presentation suggest certain engineering modifications to CAR-iT and CAR-iNK cells can improve the anti-tumor activity of iPSC-derived immunotherapies to withstand the immunosuppressive nature of the solid tumor microenvironment. The data from the oral presentation characterize the generation of allogeneic iPSC-derived targeted CD4+/CD8+ ab CAR-T cells with comparable function, in vivo proliferation, and tumor control to primary T cells, supporting their use for the development of scalable, accessible CAR-T cell therapies.

·	CNTY-308 on track to enter into IND-enabling studies in mid-2025: The company continues to expect to initiate Investigational New Drug (IND)-enabling studies with CNTY-308, a CD19-targeted CD4+/CD8+ ab CAR-iT cell therapy engineered with Allo-Evasion™ 5.0 as a potential treatment for B-cell-mediated autoimmune diseases and malignancies, in mid-2025.

·	Progressing early-stage development activities for iPSC-derived ab CAR-T cells in oncology and opportunities with non-immune effector cells in high-impact diseases: The company is advancing CNTY-341, a CD19/CD22 dual-targeted CAR-iT investigational cell therapy intended for B-cell malignancies, and the company’s first solid tumor CAR-iT investigational program exploiting nectin-4 CAR and other validated targets. Each of these programs is anchored by advanced iPSC-derived ’tunable’ CD4+/CD8+ ab T cells and is engineered with the company’s proprietary immune evasion technology, Allo-Evasion™ 5.0, which is designed to enable holistic evasion of T cell, NK cell, and humoral immunity. In addition, the company is leveraging its deep expertise in selective iPSC differentiation to non-immune effector cells with opportunities to potentially accelerate in high-impact therapeutic areas where the company believes its technology and capabilities provide meaningful differentiation.

First Quarter 2025 Financial Results

·	Cash Position: Cash, cash equivalents, and marketable securities were $185.8 million as of March 31, 2025, as compared to $220.1 million as of December 31, 2024. The company estimates its cash, cash equivalents, and investments will support operations into the fourth quarter of 2026.

·	Collaboration Revenue: Collaboration revenue generated through the company’s collaboration, option, and license agreement with Bristol-Myers Squibb (the Collaboration Agreement) was $109.2 million for the three months ended March 31, 2025, compared to $0.9 million for the same period in 2024. The Collaboration Agreement was terminated effective March 12, 2025. As such, the company recognized $109.2 million of collaboration revenue for the quarter ended March 31, 2025. There will be no future collaboration revenues recognized under the Collaboration Agreement.

·	Research and Development (R&D) Expenses: R&D expenses were $26.6 million for the three months ended March 31, 2025, compared to $23.4 million for the same period in 2024. The increase in R&D expenses is most notably due to increased clinical trial costs and advancing of preclinical programs.

·	General and Administrative (G&A) Expenses: G&A expenses were $8.4 million for the three months ended March 31, 2025, compared to $8.7 million for the same period in 2024. The decrease was primarily due to a decrease in salary and benefit expense.

·	Net Income (Loss): Net income was $76.6 million for the three months ended March 31, 2025, compared to net (loss) of $28.1 million for the same period in 2024.

About Century Therapeutics

Century Therapeutics (NASDAQ: IPSC) is a clinical-stage biotechnology company leveraging its expertise in cellular reprogramming, genetic engineering, and manufacturing to develop cell therapies with the potential to provide meaningful advantages over existing cell therapies. Century’s genetically engineered, iPSC-derived cell therapy pipeline includes programs designed to address autoimmune diseases and cancers. Century believes its commitment to developing off-the-shelf cell therapies will expand patient access and provide an opportunity to advance the course of autoimmune disease and cancer care. For more information on Century Therapeutics, please visit www.centurytx.com and connect with us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our clinical development plans and timelines are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among others: our ability to successfully advance our current and future product candidates through development activities, preclinical studies, and clinical trials; our dependence on the success of our lead product candidate, CNTY-101; our ability to progress CNTY-101 through clinical development; our ability to meet development milestones on anticipated timelines; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials, which may not be predictive of final results or the results of later-stage clinical trials; our ability to obtain clearance of our future IND or CTA submissions and commence and complete clinical trials on expected timelines, or at all; our reliance on the maintenance of certain key collaborative relationships for the manufacturing and development of our product candidates; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; the impact of geopolitical issues, trade disputes and tariffs, banking instability and inflation on our business and operations, supply chain and labor force; the performance of third parties in connection with the development of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers and manufacturers; our ability to successfully commercialize our product candidates and develop sales and marketing capabilities, if our product candidates are approved; our ability to recruit and maintain key members of management and our ability to maintain and successfully enforce adequate intellectual property protection. These and other risks and uncertainties are described more fully in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

For More Information:

Century Therapeutics

Morgan Conn, Ph.D.

Chief Financial Officer

investor.relations@centurytx.com

JPA Health

Sarah McCabe

smccabe@jpa.com

Century Therapeutics, Inc

Condensed Balance Sheets

(unaudited, in thousands)

	March 31,	December 31,
Assets	2025	2024
Current Assets:	$	$
Cash and cash equivalents	51,865	58,441
Short-term investments	113,256	130,851
Prepaid expenses and other current assets	4,510	4,759
Total current assets	169,631	194,051
Property and equipment, net	59,532	62,141
Operating lease right-of-use assets, net	28,232	28,706
Long-term investments	20,713	30,818
Intangible assets	34,200	34,200
Other long-term assets	3,301	3,300
Total assets	315,609	353,216

Liabilities, convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable	$3,573	$3,075
Accrued expenses and other liabilities	10,930	17,543
Deferred revenue, current	-	109,164
Total current liabilities	14,503	129,782
Operating lease liability, noncurrent	47,793	48,960
Contingent consideration liability	8,500	8,738
Deferred tax liability	4,374	4,374
Total liabilities	75,170	191,854
Stockholders' equity
Common stock	9	9
Additional paid-in capital	945,902	943,366
Accumulated deficit	(705,777)	(782,337)
Accumulated other comprehensive loss	305	324
Total stockholders' equity	240,439	161,362
Total liabilities and stockholders' equity	$315,609	$353,216

Century Therapeutics, Inc

Condensed consolidated statements of operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended	Three Months Ended
	March 31, 2025	March 31, 2024
Collaboration Revenue	$109,164	$855

Operating Expenses
Research and development	26,580	23,421
General and administrative	8,408	8,743
Total operating expenses	34,988	32,164

Income (loss) from operations	74,176	(31,309)

Interest income	2,422	3,237
Other income (expense), net	(38)	11
Income (loss) before provision for income taxes	76,560	(28,061)
Provision for income taxes	-	(1)
Net Income (loss)	$76,560	$(28,062)

Unrealized loss on investments	(19)	(351)
Foreign currency translation gain	-	2
Comprehensive income (loss)	$76,541	$(28,411)

Net income (loss) per common share: Basic	0.89	(0.45)
Net income (loss) per common share: Diluted	0.89	(0.45)

Weighted average common shares outstanding: Basic	86,021,188	62,296,637
Weighted average common shares outstanding: Diluted	86,098,619	62,296,637